SUBSIDIARIES OF THE BRINK’S COMPANY AS OF DECEMBER 31, 2019 (The subsidiaries listed below are owned 100%, directly or indirectly, by The Brink’s Company unless otherwise noted.) Jurisdiction Company of Incorporation The Pittston Company Delaware Glen Allen Development, Inc. Delaware Liberty National Development Company, LLC (32.5%) Delaware New Liberty Residential Urban Renewal Company, LLC (17.5%) New Jersey Pittston Services Group Inc. Virginia Brink’s Holding Company Delaware Brink’s, Incorporated (“BI”) Delaware Balance Innovations, LLC Kansas Balance Innovations Services, Inc. Kansas Brink’s Delaware, LLC Delaware Brink’s Express Company Illinois Brink’s Global Payments, LLC Delaware Brink’s Finance Holding Company, LLC Delaware Brink’s Capital Holding Company, LLC Delaware Brink’s Capital, LLC Delaware Brink’s St. Lucia Ltd. (26%) St. Lucia Security Services (Brink’s Jordan) Company Ltd (95%) Jordan Servicio Pan Americano de Proteccion S.A. de C.V. (“Serpaprosa”) (by Trust, BI is Settlor of Trust) (99.75%) Mexico Inmobiliaria, A.J., S.A. de C.V. (99.75%) Mexico Operadora Especializada de Transportes, S.A. de C.V. (99.75%) Mexico Procesos Integrales en Distribucion y Logistica, S.A. de C.V. (99.75%) Mexico Brink’s Security International, Inc. (“BSI”) Delaware Brink’s Brokerage Company, Incorporated Delaware Brink’s C.l.S., Inc. Delaware Brink’s Cambodia, Inc. Delaware Brink’s Global Services International, Inc. Delaware Brink’s Global Services KL, Inc. Delaware Brink’s Global Services USA, Inc. Delaware Brink’s International Management Group, Inc. Delaware Brink’s Network, Incorporated Delaware Brink’s Myanmar, Limited Delaware Brink’s Vietnam, Incorporated Delaware Brink’s Asia Pacific Limited Hong Kong Brink’s Australia Pty Ltd Australia Brink’s Belgium S.A. Belgium Cavalier Insurance Company Ltd. Bermuda Brink’s Global Services FZE Dubai (UAE) Brink’s Diamond Title DMCC Dubai (UAE) Brink’s Gulf LLC (49%) Dubai (UAE) Brink’s Beteiligungsgesellschaft mbH Germany Brink’s Global Services Deutschland GmbH Germany Brink’s Far East Limited Hong Kong Brink’s Ireland Limited Ireland Brink’s Holdings Limited Israel Brink’s (Israel) Limited (70%) Israel Brink’s Blue Ltd (70%) Israel Brink’s Global Services S.r.L. Italy Brink’s Japan Limited Japan Brink’s Luxembourg S.A. Luxembourg Brink’s Security Luxembourg S.A. Luxembourg BK Services S.a.r.l. Luxembourg Brink’s Alarm & Security Technologies Luxembourg Brink’s Global Services Mexico

Jurisdiction Company of Incorporation Brink’s International, C.V. (“BICV”, BSI is General Partner) Netherlands Inversiones Brink’s Chile Limitada (BICV is beneficial owner) Chile Brink’s Global Payments Chile, SpA Chile Global Security S.A. Chile Logistica Segura SpA Chile Servicios Ejecutivos y de Consultoria SpA Chile Servicios Integrales Valor Agregado SpA (“SIVA SPA”) Chile Brink’s Chile, S.A. (BICV is beneficial owner) Chile Organismo Tecnico de Capacitacion Brink’s SpA Chile Brink’s de Colombia S.A. (BICV is beneficial owner) Colombia Domesa de Colombia S.A. Colombia Procesos & Canje S.A. Colombia Sistema Integrado Multiple de Pago Electronicos S.A. (“SIMPLE S.A.”)(25%) Colombia Proteccion de Valores, S.A. Panama Transportadora de Valores del Sur Limitada Colombia TVS Pago, Recaudos y Procesos S.A.S. Colombia Brink’s Canada Holdings, B.V. (BICV is beneficial owner) Netherlands Brink’s Canada Limited Canada Brink’s Security Services B.V. Netherlands Brink’s Dutch Holdings, B.V. (BICV is beneficial owner) Netherlands Brink’s Hellenic Holdings, B.V. (“BHH”) Netherlands Athena Marathon Holdings, B.V. (“AMH”) Netherlands Apollo Acropolis Holdings, B.V. (“AAH”) Netherlands Brink’s Bolivia S.A. Bolivia Hermes Delphi Holdings, B.V, (“HDH”) Netherlands Zeus Oedipus Holdings, B.V. (“ZOH”) Netherlands Brink’s Hellas Commercial S.A. – Information Technology Services (“Brink’s Hellas SA”) (14.3% each BHH, AMH, AAH, HDH, ZOH, Brink’s Dutch Holdings, B.V., Brink’s Canada Holdings, B.V.) Greece Brink’s Hermes Cash & Valuable Services S.A. (“Brink’s Cash & Valuable Services SA”) Greece Brink’s Hermes Security Services SA (“Brink’s Security Services SA”) Greece Brink’s Hermes Aviation Security Services S.A. (“Brink’s Aviation Security Services S.A.”) (70%) Greece Hellenic Central Station SA - Reception & Processing Centre of Electronic Signals (“Hellenic Central Station”) (10%) Greece BHM Human Resources Mexico Holding, S.A. de C.V. Mexico Brink’s Servicios Administrativo Mexico BM Control y Administracion de Personal, S.A. de C.V. Mexico Brink’s Argentina S.A. Argentina Brink’s Seguridad Corporativa S.A. (99.6%) Argentina Maco Litoral S.A. Argentina Maco Transportadora de Caudales S.A. Argentina Brink’s India Private Limited India Brinks Mongolia LLC (51%) Mongolia Brink’s RUS Holding B.V. Netherlands Limited Liability Company Brink’s Management Russian Federation Limited Liability Company Brink’s Russian Federation Servicio Pan Americano de Proteccion C.A. (61%, BICV is beneficial owner) Venezuela Aeropanamericano, C.A. (61%) Venezuela Aero Sky Panama, S.A. (61%) Panama Artes Graficas Avanzadas 98, C.A. (61%) Venezuela Blindados de Zulia Occidente, C.A. (61%) Venezuela Blindados de Oriente, S.A. (61%) Venezuela Blindados Panamericanos, S.A. (61%) Venezuela Blindados Centro Occidente, S.A. (61%) Venezuela 2

Jurisdiction Company of Incorporation Documentos Mercantiles, S.A. (61%) Venezuela Instituto Panamericano, C.A. (61%) Venezuela Intergraficas Panama, S.A. (61%) Panama Panamericana de Vigilancia, S.A. (61%) Venezuela Transportes Expresos, C.A. (61%) Venezuela Tepuy Inmobiliaria VII, C.A. Venezuela Brink’s Panama S.A. Panama Business Process Intelligence Inc. Panama Brink’s Global Services Poland Sp.zo.o. Poland Brink’s International Holdings AG Switzerland Bolivar Business S.A. Panama Domesa Courier Corporation Florida Panamerican Protective Service Sint Maarten, N.V. Sint Maarten Radio Llamadas Panama, S.A. Panama Servicio Panamericano de Proteccion (Curacao), N.V. Curacao Domesa Curacao, N.V. Curacao Domesa Servicio Pan Americano de Proteccion Brink’s Aruba, N.V. Aruba Servicio Panamericano de Vigilancia (Curacao), N.V. Curacao Brink’s France SAS France Brink’s (Mauritius) Ltd Mauritius Brink’s Antilles SAS Guadeloupe(FR) Brink’s Controle Securite Reunion S.A.R.L. La Réunion (FR) Brink’s Evolution SAS France Traitement des Especes et Mouvement Inter-Site ("TEMIS S.A.S.") France Les Goelands S.A.S. France Temis Conseil & Formation (“TEMIS Formation S.A.R.L.") France Brink’s Formation S.A.R.L. France Brink’s France Finance SAS France Brink’s Madagascar S.A. (60%) Madagascar Brink’s Maroc S.A.S. Morocco Brink’s Process Outsourcing, SAS France Brink’s Reunion S.A.R.L. La Réunion (FR) Brink’s Teleservices SAS France Cyrasa Servicios de Control SA Spain Maartenval NV Sint Maarten Security & Risk Management Training Centre Ltd Mauritius Brink’s Global Holdings B.V. Netherlands A.G.S. Groep B.V. Netherlands AGS Freight Watch B.V. Netherlands Brink’s Regional Services B.V. Netherlands Brink’s Trading Ltd. Israel DDX Trading NV (25.25%) Belgium Brink’s Global Services Antwerp Belgium Brink’s Global Services Pte. Ltd. Singapore Brink’s Kenya Limited Kenya Brink’s Switzerland Ltd. Switzerland Brink’s Diamond & Jewelry Services BVBA Belgium Transpar – Brink’s ATM Ltda. Brazil BGS – Agenciamento de Carga e Despacho Aduaneiro Ltda. Brazil BSL – Brink’s Solucoes Logisticas Ltda. Brazil Brink’s-Seguranca e Transporte de Valores Ltda. Brazil Rodoban Seguranca e Tranpsorte de Valores Ltda Brazil Brink’s Servicios e Sistemas de Seguranca Ltda Brazil Rodoban Transportes Terrestres e Aereos Ltda Brazil BVA-Brink’s Valores Agregados Ltda. Brazil Trustion Tecnologia Ltda. (51%) Brazil Brink’s Hong Kong Limited Hong Kong Brink’s (Shanghai) Finance Equipment Technology Services Co. China Ltd. (75%) 3

Jurisdiction Company of Incorporation Brink’s Diamond (Shanghai) Company Limited China Brink’s Jewellery Trading (Shanghai) Company Limited China Brink’s Security Transportation (Shanghai) Company Limited China Brink’s Global Services Korea Limited – Yunan Hoesa Brink’s Global (80%) Korea Brink’s Singapore Pte Ltd Singapore BVC Brink’s Diamond & Jewellery Services LLP (51%) India Worldbridge Secure Logistics Co., Ltd (60%) Cambodia Brinks (Southern Africa) (Proprietary) Limited South Africa Brinks Armoured Security Services (Proprietary) Limited South Africa Brinks Security (Pty) Ltd South Africa Brink’s e-Pago Tecnologia Ltda. Brazil Comercio Eletronico Facil Ltda Brazil Muitofacil Arrecadacao e Recebimento Ltda Brazil Redetrel – Rede Transacoes Eletronicas Ltda Brazil ePago International Inc. Panama e-Pago de Colombia S.A. (75%) Colombia Brink’s ePago S.A. de C.V. Mexico Brink’s Global Services (BGS) Botswana (Proprietary) Limited Botswana Brink’s Macau Limited Macao Brink’s Trading (Taiwan) Co., Ltd. Taiwan Brink’s Vietnam Company Limited Vietnam Brink’s Taiwan Security Limited Taiwan Brink’s Security (Thailand) Limited (40%) Thailand Brink’s Global Technology Limited Thailand Brink’s Guvenlik Hizmetleri Anonim Sirketi Turkey Brink’s (UK) Limited U.K. Brink’s Limited U.K. Brink’s Limited (Bahrain) EC Bahrain Brink’s Security Limited U.K. Quarrycast Commercial Limited U.K. Brink’s Global Services, Ltd. U.K. BAX Holding Company Virginia Brink’s Administrative Services Inc. Delaware Pittston Minerals Group Inc. Virginia Pittston Coal Company Delaware Heartland Coal Company Delaware Maxxim Rebuild Company, Inc. Delaware Pittston Forest Products, Inc. Virginia Addington, Inc. Kentucky Appalachian Mining, Inc. West Virginia Molloy Mining, Inc. West Virginia Vandalia Resources, Inc. West Virginia Pittston Coal Management Company Virginia Pittston Coal Terminal Corporation Virginia Pyxis Resources Company Virginia HICA Corporation Kentucky Holston Mining, Inc. West Virginia Motivation Coal Company Virginia Paramont Coal Corporation Delaware Sheridan-Wyoming Coal Company, Incorporated Delaware Thames Development Ltd. Virginia Buffalo Mining Company West Virginia Clinchfield Coal Company Virginia Dante Coal Company Virginia Eastern Coal Corporation West Virginia Elkay Mining Company West Virginia Jewell Ridge Coal Corporation Virginia Kentland-Elkhorn Coal Corporation Kentucky Meadow River Coal Company Kentucky Pittston Coal Group, Inc. Virginia Ranger Fuel Corporation West Virginia 4

Jurisdiction Company of Incorporation Sea “B” Mining Company Virginia Pittston Mineral Ventures Company Delaware PMV Gold Company Delaware Pittston Mineral Ventures International Ltd. Delaware Mineral Ventures of Australia Pty Ltd. Australia NOTE: Subsidiaries that are not majority owned do not constitute “Subsidiaries” for the purposes of this Schedule. They have been left on the Schedule so as to make the ownership structure clear. 5